Exhibit 5.1

Opinion of Juliet Stone, Corporate Counsel of Nara Bancorp, Inc.

September 18, 2009

Nara Bancorp, Inc.

3731 Wilshire Blvd., Suite 1000

Los Angeles, California 90010

Ladies and Gentlemen:

I am the First Vice President and Corporate Counsel of Nara Bancorp, Inc. (the “Company”) and, as such, I have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities : (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares representing interests in Preferred Stock (the “Depositary Shares”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (the “Warrants”) and (v) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Warrants or rights in any combination (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares and Warrants, the “Securities”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Each series of Preferred Stock is to be issued under the Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and a certificate of designations (a “Certificate of Designations”), in the form to be filed as Exhibit 4.5 to the Registration Statement, which will be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement in the form to be filed as Exhibit 4.6 to the Registration Statement, with appropriate insertions (the “Deposit Agreement”), to be entered into by the Company, a depositary to be named by the Company, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under warrant agreements in the forms to be filed as Exhibit 4.7 to the Registration Statement, with appropriate insertions (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company. The Units are to be issued under unit agreements (the “Unit Agreement”) to be entered into by the Company and a unit agent or agents to be named by the Company in the forms to be filed as Exhibits 4.8 to the Registration Statement, with appropriate insertions. The Deposit Agreements, Warrant Agreements and Unit Agreements are sometimes collectively referred to herein as the “Agreements.”

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. I have examined or am otherwise familiar with the Certificate of Incorporation and the Bylaws of the Company, as amended and restated, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that: (i) upon the completion of all required Corporate Proceedings and the execution and delivery of the applicable Deposit Agreement, the applicable Warrant Agreement, or the applicable Unit Agreement, the depositary receipts evidencing Depositary Shares, the Warrants and the Units, respectively, issued pursuant to such Deposit Agreement, Warrant Agreement, or Unit Agreement, as the case may be, will become valid and binding instruments of the Company, any Warrants or Units issuable thereunder will be legal, valid, and binding obligations of the Company, and any Preferred Stock

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September 18, 2009

(assuming completion of the actions referred to in clause (ii) below) or Common Stock (assuming completion of the actions referred to in clause (iii) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable; (ii) upon the authorization, execution, acknowledgment, delivery, and filing with, and recording by, the Delaware Secretary of State of the applicable Certificate of Designations following the completion of all required Corporate Proceedings and the execution, issuance, and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and (iii) upon the authorization of issuance of the Common Stock, following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as the legality, validity, binding effect and enforceability of provisions of such instruments and agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the execution of the applicable Deposit Agreement, Warrant Agreement, Unit Agreement or Certificate of Designations and the Securities is by an officer or officers of the Company authorized by the Corporate Proceedings; (c) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company in accordance with applicable law; (d) the applicable Deposit Agreement, Warrant Agreement, or Unit Agreement shall have been, duly authorized, executed, and delivered by all parties thereto other than the Company and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (e) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; and (f) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities or the Agreements , none of the particular terms of such Securities or Agreements will violate any applicable law and neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the Agreements will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

I have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of signatures appearing upon such public records, certifications, documents and proceedings, and (c) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (v) may permit a party who has materially failed to render or offer performance required by a contract to cure that

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failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract, (vi) may require mitigation of damages, and (vii) may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware corporate statutory provisions, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in an applicable Agreement. To the extent the governing law provision one or more of the Agreements relates to the law of a jurisdiction as to which I express no opinion, the opinions set forth in clauses (i) of the fourth preceding paragraph are given as if the law of the State of California governs the Agreements.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Juliet Stone
Juliet Stone, First Vice President and Corporate Counsel